EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents that each of the undersigned hereby constitutes and appoints each of Bonnie Lewis and Rufus King of OpenView Partners, signing individually, the undersigned’s true and lawful attorneys-in-fact and agents, with respect to the undersigned’s holdings of and transactions in securities issued by Datadog, Inc. (the “Company”), to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all rules and regulations thereunder;

(2) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC filings pursuant to Section 13 (Schedule 13D, Schedule 13G, Form 13F and Form 13H), as applicable (including any amendments, exhibits, joint filing agreements or other documents related thereto or in connection therewith) with respect to the securities of the Company in accordance with Section 13 of Exchange Act and the rules and regulations thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Schedule 13D, Schedule 13G, Form 13F and Form 13H, as applicable (including any amendments, exhibits, joint filing agreements or other documents related thereto or in connection therewith) and file the same with the SEC and any stock exchange, self-regulatory association or any other authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act and the rules and regulations thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the date written below.

Dated: February 14, 2020	OpenView Venture Partners III, L.P.

By: OpenView General Partner III, L.P., its general partner
By: OpenView Management, LLC, its general partner

	By:	/s/ Scott M. Maxwell
Name: Scott M. Maxwell
Title: Sole Manager

OpenView Affiliates Fund III, L.P.

By: OpenView General Partner III, L.P., its general partner
By: OpenView Management, LLC, its general partner

	By:	/s/ Scott M. Maxwell
Name: Scott M. Maxwell
Title: Sole Manager

OpenView General Partner III, L.P.

	By:	OpenView Management, LLC, its general partner

By: /s/ Scott M. Maxwell
Name: Scott M. Maxwell
Title: Sole Manager

OpenView Management, LLC

	By:	/s/ Scott M. Maxwell
Name: Scott M. Maxwell
Title: Sole Manager

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